Exhibit 21




                                          SUBSIDIARIES OF THE REGISTRANT


           Parent                             Subsidiary               Ownership    Organization
------------------------------------------------------------------------------------------------

Washington Bancorp                 Washington Federal Savings Bank        100%         Federal

Washington Bancorp                 Rubio Savings Bank of Brighton         100%         Iowa

Washington Federal Savings Bank    Washington Financial Services, Inc.    100%         Iowa

The financial statements of the Registrant are consolidated with those of its subsidiaries.